UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2014

Move, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26659	95-4438337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Almaden Boulevard, Suite 800

San Jose, California 95113

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 558-7100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 30, 2014, Move, Inc. (the “Company” or “Move”) entered into an agreement and plan of merger (“Merger Agreement”) with News Corporation (“Parent”) and Magpie Merger Sub, Inc., an indirect wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, and on the terms and subject to the conditions thereof, among other things, Merger Sub will commence a tender offer (“Offer”) on or before October 15, 2014 to acquire all of the outstanding shares of common stock of the Company at a purchase price of $21.00 per share in cash, without interest (the “Offer Price”). The Merger Agreement is not subject to a financing condition.

The obligation of Merger Sub to purchase the shares of common stock of the Company validly tendered and not withdrawn pursuant to the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) that there shall have been validly tendered and not validly withdrawn a number of shares of common stock of the Company that, when added to the shares of common stock of the Company then owned by Parent and its subsidiaries, equals at least one share more than one half of the total number of shares of common stock of the Company then issued and outstanding, (ii) the expiration or termination of the applicable waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (without the imposition of any condition or requiring a remedy that the parties are not required to accept pursuant to the Merger Agreement), (iii) the absence of certain disputes relating to the Operating Agreement between Realtors® Information Network, Inc., a subsidiary of the National Association of REALTORS® (“NAR”), and RealSelect, Inc., a subsidiary of the Company, as amended; and (iv) other customary conditions.

Concurrently with the execution of the Merger Agreement, NAR provided the Company with its consent to the transaction. The NAR consent terminates if Move terminates the Merger Agreement due to a superior proposal or if both the Company and Parent announce that the Merger Agreement has been terminated. A copy of the NAR consent is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Merger Agreement contains certain termination rights in favor of each the Company and Parent including, under certain circumstances, the requirement for the Company to pay to Parent a termination fee of $32,500,000. The Company has also agreed (i) to cease any existing, and not to solicit or initiate any additional, discussions with third parties regarding other proposals to acquire the Company and (ii) to certain restrictions on its ability to respond to such proposals, subject to fulfillment of certain fiduciary requirements of the board of directors of the Company.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as an indirect wholly owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law without any stockholder approvals (the “Merger”). At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of any shares of common stock of the Company, each outstanding share of common stock of the Company, other than any shares owned by Parent, Merger Sub or any wholly owned subsidiary of Parent or held in the treasury of the Company, or any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive an amount in cash equal to the Offer Price.

Pursuant to the Merger Agreement, among other obligations of the Company, (a) (w) the Company shall perform all of its pre-closing obligations under the certain 2.75% Convertible Senior Notes due 2018 (the “2018 Notes”), and shall give notice of the transactions contemplated under the Merger Agreement in accordance with the requirements therein, (x) on or prior to September 30, 2014, the Company shall provide the notice required by indenture agreement related to the 2018 Notes, (y) the Company shall elect cash settlement as the sole settlement method for any conversion of 2018 Notes, in each case prior to the applicable deadline therefor, (z) comply with the payment and other pre-closing obligations related any conversion of 2018 Notes pursuant to the indenture agreement related to the 2018 Notes in order to validly effectuate the cash settlement thereof; (b) during the period between the completion of the Offer and the consummation of the Merger, the Company shall (w) elect to redeem the series A preferred stock of the Company as of such time, (x) provide written notice thereof to NAR, (y) redeem the series A preferred stock of the Company, and (z) pay, or make available for payment, to NAR the redemption price therefor; and (c) in the event that any holder of a Company stock option exercises such option between the completion of the Offer and the consummation of the Merger, the Company shall take all actions necessary to cash settle such Company option in an amount of cash equal to (x) the excess, if any, of the fair market value of a share (as determined in accordance with the applicable Company stock plan) on the date of exercise over the exercise price per share of such Company option, multiplied by (y) the number of shares covered by such Company stock option, with payment subject to applicable tax withholding and paid without interest.

In addition, pursuant to the Merger Agreement: (i) at the Effective Time, each outstanding Company stock option (whether vested or unvested), will be assumed by Parent in accordance with the Merger Agreement (each, an “Adjusted Option”), and each Adjusted Option shall continue to have and be subject to the same terms and conditions as were applicable to the corresponding Company stock option immediately prior to the Effective Time, except that (x) each Adjusted Option will be exercisable for that number of shares of Parent common stock (rounded down to the nearest whole share) equal to the product of (A) the number of shares of Company common stock subject to the Company stock option immediately prior to the Effective Time and (B) the Equity Award Exchange Ratio provided under the Merger Agreement (the “Equity Award Exchange Ratio”) and (y) the per share exercise price for the shares of Parent common stock issuable upon exercise of each such Adjusted Option will be equal to the quotient of (A) the per share exercise price of the Company stock option and (B) the Equity Award Exchange Ratio, rounded up to the nearest whole cent; (ii) at the Effective Time, each outstanding Company restricted stock unit (whether vested or unvested) will be assumed by Parent in accordance with the Merger Agreement (each, an “Adjusted RSU”), and each Adjusted RSU shall continue to have, and be subject to, the same terms and conditions as were applicable to the corresponding Company restricted stock unit immediately prior to the Effective Time, except that each Adjusted RSU will be converted into the right to receive a number of whole shares of Parent common stock (rounded to the nearest whole share) equal to the number of shares of Company common stock to which the Company restricted stock unit related immediately prior to the Effective Time, multiplied by the Equity Award Exchange Ratio; (iii) at the Effective Time, each Company restricted stock award that is not held by a non-employee director of the Company and that is outstanding as of immediately prior to the Effective Time, shall be assumed by Parent in accordance with the Merger Agreement (each, an “Adjusted RSA”), and each Adjusted RSA will continue to have, and be subject to, the same terms and conditions as were applicable to the corresponding Company restricted stock award immediately prior to the Effective Time, except that each Adjusted RSA will be converted into the right to retain a number of whole shares of Parent common stock (rounded to the nearest whole share) equal to the number of shares of Company common stock to which the Company restricted stock award related immediately prior to the Effective Time, multiplied by the Equity Award Exchange Ratio; and (iv) at the Effective Time, each Company restricted stock award that is outstanding as of immediately prior to the Effective Time and held by a non-employee director of the Company immediately prior to the Effective Time will vest and be cancelled and converted into the right to receive the Offer Price (the “Merger Consideration”), less any applicable taxes. Notwithstanding the treatment of Company stock options described above, Parent will have the right to decide, not later than 12 business days before the scheduled closing of the Merger, that each Company stock option that is outstanding and unexercised as of immediately prior to the Effective Time and held by any person whose employment or service terminated prior to the Effective Time will not be assumed, and will instead be cancelled and converted into the right to receive a cash payment equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price per share of such non-assumed Company stock option, multiplied by (y) the number of shares covered by such non-assumed Company stock option, less applicable tax withholding and without interest. To the extent that the exercise price per share of any such non-assumed Company stock option is equal to or greater than the Merger Consideration, each such non-assumed Company stock option will be cancelled and the holder thereof will not receive any payment therefor.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to continue to conduct its business in the ordinary course and to cooperate in seeking regulatory approvals.

The board of directors of the Company has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby are advisable and fair to, and in the best interests of, the Company’s stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby and (iii) resolved to recommend acceptance of the Offer by the Company’s stockholders. The board of directors of Parent has also unanimously approved the transaction. The Company expects to complete the Merger by the end of calendar year 2014, subject to the satisfaction of the closing conditions.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this report as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement and the foregoing description of the agreement have been included to provide investors and stockholders with information regarding the terms of the agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and are also qualified in important part by a confidential disclosure letter delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Tender and Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, on September 30, 2014, (i) Steven H. Berkowitz and James S. Caulfield, the chief executive officer and executive vice president, general counsel and secretary, respectively, of the Company entered into individual tender and support agreements (collectively, the “Executive Tender and Support Agreements”) with Parent and Merger Sub substantially consistent with the form thereof set forth on Exhibit 99.2 and (ii) NAR entered into a Tender and Support Agreement, dated as of September 30, 2014 (the “NAR Tender and Support Agreement”), with Parent and Merger Sub, in each case pursuant to which such person or entity agreed, among other things, to tender his or its shares of common stock of the Company pursuant to the Offer. As of September 30, 2014, these stockholders owned a number of shares of common stock of the Company equal to approximately 2.34% of the issued and outstanding shares of common stock of the Company. The Executive Tender and Support Agreements terminate if the Merger Agreement is validly terminated. The NAR Tender and Support Agreement terminates in the event Move terminates the Merger Agreement due to a superior proposal or if both the Company and Parent announce that the Merger Agreement has been terminated. NAR may also withdraw its tendered shares if the board of directors of Company makes an adverse recommendation change. The foregoing descriptions of the form of Executive Tender and Support Agreement and the NAR Tender and Support Agreement are not complete and are qualified in their entirety by reference to the form of Executive Tender and Support Agreement and the NAR Tender and Support Agreement, which are attached to this report as Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

On September 30, 2014, the Company issued a joint press release with Parent announcing the transaction. A copy of the press release is attached hereto as Exhibit 99.4 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 30, 2014, by and among News Corporation, Magpie Merger Sub, Inc. and Move, Inc.

99.1	Consent Agreement, dated September 30, 2014, by and among News Corporation, Magpie Merger Sub, Inc., Move, Inc., RealSelect, Inc., the National Association of Realtors® and Realtors® Information Network, Inc.

99.2	Form of Executive Tender and Support Agreements, each dated September 30, 2014, by and among News Corporation, Magpie Merger Sub, Inc., and each of Steven H. Berkowitz and James S. Caulfield.

99.3	NAR Tender and Support Agreement, dated September 30, 2014, by and among News Corporation, Magpie Merger Sub, Inc., and the National Association of REALTORS®.

99.4	Press Release, issued by Move, Inc. and News Corporation, dated September 30, 2014.

Notice to Investors

The Offer described above has not yet commenced. This filing and the attached exhibits are neither an offer to buy nor a solicitation of an offer to sell any securities of Move. The solicitation and the offer to buy shares of Move’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Parent and Merger Sub intend to file with the SEC. In addition, Move will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of Move on Schedule 14D-9 and related materials with respect to the tender offer and the merger free of charge at the website of the SEC at www.sec.gov, and from the information agent named in the tender offer materials. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by Move under the “Investors Relations” at the bottom of the page of Move’s website at www.move.com.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF MOVE AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES PURSUANT TO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Forward-Looking Statements

Statements included in this report that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on Move’s current beliefs and expectations. These forward-looking statements include without limitation statements regarding the planned completion of the Offer and the Merger. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Move’s actual future results may differ materially from Move’s current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: uncertainties as to the timing of the Offer and the Merger; uncertainties as to the percentage of Move’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, customers, vendors and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to the business of Move, including the risks detailed under “Risk Factors” and elsewhere in Move’s public periodic filings with the SEC, as well as the tender offer materials to be filed by Parent and Merger Sub and the Solicitation/Recommendation Statement to be filed by Move in connection with the Offer. All forward-looking statements are qualified in their entirety by this cautionary statement and Move undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVE, INC.

Date: September 30, 2014	By:	/s/ James S. Caulfield
	Name:	James S. Caulfield
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 30, 2014, by and among News Corporation, Magpie Merger Sub, Inc. and Move, Inc.

99.1	Consent Agreement, dated September 30, 2014, by and among News Corporation, Magpie Merger Sub, Inc., Move, Inc., RealSelect, Inc., the National Association of Realtors® and Realtors® Information Network, Inc.

99.2	Form of Executive Tender and Support Agreements, each dated September 30, 2014, by and among News Corporation, Magpie Merger Sub, Inc., and each of Steven H. Berkowitz and James S. Caulfield.

99.3	NAR Tender and Support Agreement, dated September 30, 2014, by and among News Corporation, Magpie Merger Sub, Inc., and the National Association of REALTORS®.

99.4	Press Release, issued by Move, Inc. and News Corporation, dated September 30, 2014.